Exhibit 1.1

Emerging Markets Horizon Corp.

25,000,000 Units1

Underwriting Agreement

New York, New York
December 8, 2021

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

VTB Capital plc
14 Cornhill
London EC3V 3ND
United Kingdom

As Representatives of the several underwriters listed
in Schedule I hereto (the “Underwriters”)

Ladies and Gentlemen:

Emerging Markets Horizon Corp., a Cayman Islands exempted company (the “Company”), proposes to issue and sell to the Underwriters, for whom Citigroup Global Markets Inc. and VTB Capital plc are acting as representatives (the “Representatives”), an aggregate of 25,000,000 units (the “Units”) of the Company (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”) (the “Offering”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,750,000 additional Units to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). Certain capitalized terms used in this Agreement and not otherwise defined are defined in Section 23 hereof.

Each Unit consists of one share of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant, where each whole warrant entitles the holder to purchase one Ordinary Share (the “Warrants”). The Ordinary Shares and the Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (or, if such date is not a business day, the following business day) unless Citigroup Global Markets Inc. and VTB Capital plc inform the Company of their decision to allow earlier separate trading, subject to (a) the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of the Offering, (b) the filing by the Company of such audited balance sheet with the Commission on a current report on Form 8-K (the “Closing Form 8-K”) and (c) the issuance by the Company of a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $11.50, subject to certain adjustments, during the period commencing on the later of 30 days after the completion by the Company of its Initial Business Combination and 12 months from the date of the closing of the Offering, and terminating on the five-year anniversary of the completion by the Company of its Initial Business Combination, or earlier upon redemption or liquidation of the Company. As used herein, the term “Initial Business Combination” (as described more fully in the Registration Statement) shall mean any merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities (collectively, a “Target Business”).

Pursuant to the Securities Subscription Agreement, dated May 11, 2021 (the “Securities Subscription Agreement”), the Company issued to EM Horizon Investments ( the “Sponsor”) an aggregate of 7,187,500 of the Company’s Class B ordinary shares, par value $0.0001 per share (such shares, as well as the Ordinary Shares issuable upon conversion thereof, where applicable, the “Founder Shares”), in a private placement for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per the Founder Share. The Founder Shares are identical to the Ordinary Shares included in the Units being sold in the Offering, except as described in the Prospectus. Up to 937,500 of the Founder Shares are subject to forfeiture depending on the extent to which the Underwriters exercise their right to purchase Option Securities.

1 Plus an option to purchase from the Company, up to 3,750,000 additional Units to cover over-allotments, if any.

The Company has entered into a Private Placement Warrants Purchase Agreement, dated as of the date hereof (the “Private Placement Warrants Purchase Agreement”), with the Sponsor, in substantially the form filed as an exhibit to the Registration Statement, pursuant to which the Sponsor has agreed to purchase from the Company an aggregate of 8,000,000 private placement warrants (or up to 9,000,000 private placement warrants depending on the extent to which the Underwriters exercise their right to purchase Option Securities), each whole warrant entitling the holder to purchase one Ordinary Share (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant ($12,000,000 in the aggregate, or $13,500,000 in the aggregate if the Underwriters exercise their right to purchase Option Securities in full) in a private placement that will occur simultaneously with the consummation of the Offering. The Private Placement Warrants are identical to the Warrants included in the Units being sold in the Offering, except as described in the Prospectus.

The Company has entered into a Warrant Agreement, dated as of the date hereof, with respect to the Warrants included in the Units and the Private Placement Warrants with Continental Stock Transfer & Trust Company, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”).

The Company has entered into an Investment Management Trust Agreement, dated as of the date hereof, with Continental Stock Transfer & Trust Company, as trustee (the “Trustee”), in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which of the proceeds the Company will receive from the offering of the Securities and the sale of the Private Placement Warrants, $255,000,000, or $293,250,000 if the Underwriters exercise their right to purchase Option Securities in full, will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and holders of the Securities.

The Company has issued a non-interest bearing, unsecured promissory note for an aggregate amount of up to $300,000 to the Sponsor, in substantially the form filed as an exhibit to the Registration Statement (the “Promissory Note”), in exchange for the payment of the equivalent amount by the Sponsor to the Company. These monies have been used to cover a portion of expenses relating to the Offering. The Promissory Note will be payable on earliest to occur of December 31, 2021 or the date of the consummation of the Offering.

The Company has entered into a Registration and Shareholder Rights Agreement, dated as of the date hereof, in substantially the form filed as an exhibit to the Registration Statement (the “Registration and Shareholder Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Private Placement Warrants, and the Ordinary Shares that may be issued upon the exercise of the Private Placement Warrants.

The Company has caused the Sponsor, and each of the Company’s directors and executive officers to enter into a letter agreement, in substantially the form filed as an exhibit to the Registration Statement (the “Letter Agreement”).

The Company has entered into an Administrative Services Agreement, dated as of the date hereof, with an affiliate of the Sponsor, in substantially the form filed as an exhibit to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to such affiliate of the Sponsor an aggregate monthly fee of $5,000 for office space, secretarial and administrative services commencing on the date that the Units are first listed on the Nasdaq Global Market (“Nasdaq”). through the earlier of the completion of an Initial Business Combination and the Company’s liquidation.

1.            Representations and Warranties.

(a)           The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(a).

(1)          Effectiveness of Registration Statement. The Company has prepared and filed with the Commission the Registration Statement (file number 333-258393) on Form S-1 (the “Registration Statement”), including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to the Representatives. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Statutory Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(2)          Effective Date. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined below) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(3)          Execution Time. At the Execution Time, the Statutory Prospectus, each electronic road show when taken together as a whole with the Statutory Prospectus, and any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Statutory Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Statutory Prospectus, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(4)          Compliance with Exchange Act. The Company has filed with the Commission a Form 8-A (file number 001-41136) providing for the registration under the Exchange Act of the Securities, the Ordinary Shares included as part of the Securities and the Warrants included as part of the Securities. The registration of such securities under the Exchange Act has been declared effective by the Commission on or prior to the date of this Agreement. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on Nasdaq, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(5)          No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order including, without limitation, pursuant to Section 8A of the Act.

(6)          Disclosure of Agreements. The agreements and documents described in the Statutory Prospectus, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Statutory Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Proposed Business,” “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or the Prospectus that have not been described as required.

(7)          Capitalization. The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus, the Registration Statement and the Prospectus. The share capital of the Company conforms in all material respects to the description thereof contained in the Statutory Prospectus, the Registration Statement and the Prospectus.

(8)          Outstanding Securities. All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company). The holders of any outstanding securities of the Company have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any other security of the Company or similar contractual rights granted by the Company. The offers and sales of the Founder Shares and the Private Placement Warrants were at all relevant times, based in part on the representations and warranties of the purchaser of such securities, exempt from registration under the Act. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the amended and restated memorandum and articles of association of the Company; and, except as set forth in the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or other ownership interests in the Company are outstanding.

(9)          Securities Sold Pursuant to this Agreement.

(i)        The Securities have been duly authorized and when issued (including by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Ordinary Shares have been issued credited as fully paid) and delivered against payment therefor by the Underwriters pursuant to this Agreement will be validly issued.

(ii)       The Ordinary Shares included in the Securities have been duly authorized and, when issued (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Ordinary Shares have been issued credited as fully paid) and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company). The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(iii)      The Warrants included in the Securities have been duly authorized and, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(iv)      The Ordinary Shares issuable upon exercise of the Warrants included in the Securities have been duly authorized and reserved for issuance and, when issued (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Ordinary Shares have been issued credited as fully paid) and delivered against payment therefor pursuant to the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company). The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company.

(10)        Registration Rights of Third Parties. Except as set forth in the Registration Statement, Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(11)        Prior Securities Transactions.

(i)        No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its incorporation through and including the date hereof, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus.

(ii)       Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Securities pursuant to the Registration Statement.

(12)        Securities Sold to the Sponsor and Insiders. The Founder Shares have been duly authorized and are validly issued, fully paid and, except with respect to forfeiture of certain Founder Shares as described in the Registration Statement upon the failure by the Underwriters to not purchase any or all of the Option Securities, non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company). The Private Placement Warrants have been duly authorized and, when delivered upon the consummation of the Offering, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability. The Ordinary Shares issuable upon exercise of the Private Placement Warrants have been duly authorized and reserved for issuance and, when issued (by the entry of the name of the registered owner thereof in the register of members of the Company confirming that such Ordinary Shares have been issued credited as fully paid) and delivered against payment therefor pursuant to the Private Placement Warrants Purchase Agreement, the Private Placement Warrants, and the Warrant Agreement will be validly issued, fully paid and non-assessable (meaning that no additional sums may be levied on the holder thereof by the Company).

The Sponsor and each member of the Company’s management team have agreed to (1) waive their redemption rights with respect to their Founder Shares; (2) waive their redemption rights with respect to their Founder Shares and Public Shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of the Ordinary Shares the right to have their shares redeemed in connection with the Initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete the Initial Business Combination within 15 months from the closing of this Offering (or 18 months from the closing of this Offering, if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial Business Combination within 15 months from the closing of the Offering but has not completed its initial Business Combination within such 15-month period) or (B) with respect to any other provision relating to the rights of holders of Ordinary Shares; (3) waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares they hold if the Company fails to complete an Initial Business Combination within 15 months (or 18 months, as applicable) from the closing of this Offering (although they will be entitled to liquidation distributions from the Trust Account with respect to any Public Shares held by them if the Company fails to complete the Initial Business Combination within 15 months (or 18 months, as applicable) from the closing of this Offering); and (4) vote any Founder Shares and any Public Shares held by them in favor of an Initial Business Combination if the Company submits an Initial Combination to its public shareholders for a vote. In addition, the Sponsor and the Company’s directors and executive officers have agreed not to transfer, assign or sell the Founder Shares, except as described in the Prospectus.

(13)        Due Incorporation; Power and Authority, Etc. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Promissory Note, the Administrative Services Agreement, the Registration and Shareholder Rights Agreement, and the Letter Agreement and to carry out the transactions contemplated hereby and thereby, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to be so qualified and in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company.

(14)        Validity and Binding Effect of Agreements.

(i)        This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ii)       The Trust Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(iii)      The Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(iv)      The Private Placement Warrants Purchase Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor, enforceable against the Company and, to the Company’s knowledge, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(v)       The Registration and Shareholder Rights Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor and holders of the Founder Shares, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor and holders of the Founder Shares, enforceable against the Company and, to the Company’s knowledge, the Sponsor and holders of the Founder Shares in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(vi)      To the Company’s knowledge, the Letter Agreement has been duly authorized, executed and delivered by the Sponsor and each of the Company’s directors and executive officers, respectively, and, to the Company’s knowledge, is a valid and binding agreement of the Sponsor and each of the Company’s directors and executive officers respectively, enforceable against the Sponsor and each of the Company’s directors and executive officers, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(vii)     The Securities Subscription Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsor, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsor, enforceable against the Company and, to the Company’s knowledge, the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(viii)    The Administrative Services Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(15)        Consents, Approvals, Etc. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by the Company of the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Registration and Shareholder Rights Agreement, or the Letter Agreement, except for the registration under the Act or the Exchange Act of the Securities, and such as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(16)        No Breach or Violation. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Administrative Services Agreement, the Registration and Shareholder Rights Agreement or the Letter Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to (i) the amended and restated memorandum and articles of association of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) and that would not, individually or in the aggregate, have a Material Adverse Effect on the ability of the Underwriters to consummate the transactions contemplated by this Agreement.

(17)        No Conflicts, Etc. The Company is not in violation or default of (i) any provision of its amended and restated memorandum and articles of association, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, or judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company.

(18)        Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Statutory Prospectus and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(19)        Financial Statements. The financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). There are no pro forma or as adjusted financial statements that are required to be included in the Statutory Prospectus, the Prospectus and the Registration Statement in accordance with Regulation S-X that have not been included as so required.

(20)        Off-Balance Sheet Arrangements. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

(21)        Other Data. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(22)        Independent Accountants. Marcum LLP (“Marcum”) are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity). Marcum has not, during the periods covered by the financial statements included in the Statutory Prospectus, the Prospectus and the Registration Statement, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

(23)        Disclosure Controls and Procedures. The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(24)        Sarbanes-Oxley. Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is making commercially reasonable efforts to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(25)        Transfer Taxes. There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or Cayman Islands laws, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(26)        Ownership. The Company owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(27)        Litigation; Government Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, or to the Company’s knowledge, the Sponsor or any officer or director of the Company, or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(28)        Tax Returns. The Company has filed all U.S. federal, state, local and non-U.S. tax returns required to be filed through the date hereof (except in any case in which the failure to so file would not reasonably be expected to have a material adverse effect on the Company) and has paid all taxes required to be paid thereon and any assessment or other deficiency levied against the Company to the extent the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by GAAP have been created with respect thereto, except in each case as would not reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a material adverse effect on the Company.

(29)        Licenses and Permits. The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(30)        Stabilization. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(31)        Certain Regulatory Matters.

(i)        Anticorruption Laws. None of the Company, the Sponsor or, to the knowledge of the Company, any director, director nominee, officer, agent, employee, affiliate or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any other applicable anti-bribery or anticorruption law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and the Sponsor have instituted and maintain and will continue to maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the Offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any other applicable anti-bribery or anticorruption law of any other relevant jurisdiction, or the rules or regulations thereunder.

(ii)       Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with, and, to the knowledge of the Company, none of its officers, directors or director nominees has violated, applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company conducts business, the applicable rules and regulations thereunder and any related or similar laws, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(iii)      Sanctions. Except as disclosed in the Statutory Prospectus and the Prospectus, none of the Company or the Sponsor or, to the knowledge of the Company, any director, director nominee or officer of the Company or any director, officer, agent, employee or affiliate of the Company or any agent, employee or affiliate of the Sponsor (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union, the United Kingdom or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, currently, the Crimea region, Cuba, Iran, North Korea, Syria and Venezuela) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will (either directly or through the Trust Account), directly or indirectly, use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, if such funding or facilitation would be prohibited as to a person required to comply with such Sanctions, or (b) in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise). In the preceding three years, except as has been disclosed to the Underwriters or is not material to the analysis under any Sanctions, neither the Company nor the Sponsor has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(32)        Lending Relationship. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(33)        D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers, director nominees and directors and provided to the Underwriters is true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed the Company’s officers, director nominees or directors to become inaccurate and incorrect.

(34)        Initial Business Combination. Except as disclosed in the Prospectus, prior to the date hereof, neither the Company nor anyone on its behalf has, and as of the Closing Date, neither the Company nor anyone on its behalf will have contacted any prospective target business (as described in the Prospectus) or had any substantive discussions, formal or otherwise, with respect a possible Initial Business Combination.

(35)        FINRA Matters.

(i)        Except as described in the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company or, to the Company’s knowledge, the Sponsor or any officer, director nominee or director of the Company, or their respective affiliates, with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the knowledge of the Company, the Sponsor or any officer, director nominee or director of the Company, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(ii)       The Company has not made any direct or indirect payments (in cash, securities or any other item that would be “underwriting compensation” pursuant to Supplementary Material .01 as defined in Rule 5110 of the FINRA Manual): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that has any direct or indirect affiliation or association with any Member, within 180 days prior to the initial confidential submission of the Registration Statement through the date hereof, other than payments to the Underwriters pursuant to this Agreement.

(iii)      Except as described in the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending 60 days following the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(iv)      To the Company’s knowledge, no officer, director, or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(v)       To the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market).

(vi)      No Company Affiliate has made a subordinated loan to any Member.

(vii)     No proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(viii)    The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a Participating Member (as defined in Rule 5110(j)(15) of the FINRA Manual) during the period beginning 180 days prior to the initial confidential submission of the Registration Statement and ending 60 days following the Effective Date.

(ix)      No person to whom securities of the Company have been privately issued during the period beginning 180 days prior to the initial filing date of the Registration Statement and ending 60 days following the Effective Date has any relationship or affiliation or association with any Member.

(x)       To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (A) the securities are to be issued by the Member; (B) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (C) at least 5% of the net Offering proceeds, not including underwriting compensation, are intended to be: (i) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (ii) otherwise directed to the Member its affiliates and associated persons, in the aggregate; or (D) as a result of the Offering and any transactions contemplated at the time of the Offering: (i) the Member will be an affiliate of the Company; (ii) the Member will become publicly owned; or (iii) the Company will become a Member or form a broker-dealer subsidiary. “Member participating in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(36)        Non-Competition Agreements. Except as described in the Statutory Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, directors or officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of member, officer or director of the Company, as applicable.

(37)        Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(38)        Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, director nominee, officer, member, the Sponsor, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Statutory Prospectus or the Prospectus which is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, director nominees or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(39)        Free Writing Prospectus. The Company has not prepared or used an Issuer Free Writing Prospectus or made an offer relating to the Securities that would otherwise constitute a “free writing prospectus” as defined in Rule 405.

(40)        Rule 419. Upon delivery and payment for the Underwritten Securities on the Closing Date and the filing of the Closing Form 8-K, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(41)        Nasdaq’s Listing Standards. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the requirements of Nasdaq Marketplace Rules IM-5605 (taking into account any applicable phase-in requirements). Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of Nasdaq’s corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(42)        Emerging Growth Company. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act.

(43)        Testing-the-Waters. The Company (i) has not alone engaged in any Testing- the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(b)          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.            Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.80 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)          Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,750,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. This option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. This option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. Each Underwriter shall purchase the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional shares.

(c)           In addition to the discount from the public Offering price represented by the purchase price set forth in the first sentence of Section 2(a) of this Agreement, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit (for both Underwritten Securities and Option Securities) purchased hereunder (the “Deferred Discount”). The Deferred Discount will be payable (subject to the provisions of Section 5(cc)) from amounts on deposit in the Trust Account as described in the Registration Statement if and when the Company completes an Initial Business Combination. The Underwriters hereby agree that if no Initial Business Combination is completed within the time period provided in the amended and restated memorandum and articles of association of the Company (as such time period may be amended from time to time) and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

3.            Delivery and Payment.

(a)           Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on December 13, 2021, or at such time on such later date at least two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b)          Payment for the Underwritten Securities shall be made as follows: $250,000,000 of the proceeds received by the Company for the Underwritten Securities, including $8,750,000 of Deferred Discount, shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus upon delivery to the Representatives of the Underwritten Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Underwritten Securities, in each case for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Underwritten Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representatives for all the Underwritten Securities. Payment by the Underwriters for the Underwritten Securities is contingent on the payment by the Sponsor to the Trust Account for the Private Placement Warrants at least one Business Day prior to the Closing Date.

(c)           Payment for the Option Securities shall be made as follows: $9.80 per Option Security, including $0.35 of Deferred Discounts per Option Security, shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement along with such portion of the gross proceeds of the Private Placement Warrants in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus, upon delivery to the Representatives of the Option Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Option Securities (or through the facilities of DTC) for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Option Securities for delivery, at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representatives for all the Option Securities. Payment by the Underwriters for the Option Securities is contingent on the payment by the Sponsor to the Trust Account for the Private Placement Warrants at least one Business Day prior to the applicable settlement date.

(d)          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives through the facilities of DTC on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust Account as described above in Section 3(c). If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.            Offering by Underwriters.

It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.            Agreements.

The Company agrees with the several Underwriters that:

(a)           Filing of Prospectus; Notice to Representatives; Stop Orders. Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you with a copy for your review prior to filing and will not file any such proposed amendment, supplement or any Rule 462(b) Registration Statement to which the Representatives object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, any notice objecting to its use, any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Written Testing-the-Waters Communication, or of or the institution or threatening of any proceedings for that purpose or pursuant to Section 8A of the Act and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          Statutory Prospectus. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event or development occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Statutory Prospectus to comply with the Act or the rules thereunder, the Company will promptly (i) notify the Representatives so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           Amendment to Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event or development occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company will promptly (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)          Delivery of Earnings Statements. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided that the Company will be deemed to have furnished such statements to its security holders and the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) or any successor system.

(e)           Delivery of Documents. The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering of the Securities.

(f)           Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)           Lock-Up. The Company will not without the prior written consent of Citigroup Global Markets Inc. and VTB Capital plc, (x) offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing or confidential submission (or participation in the filing or confidential submission) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any other Units, Ordinary Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, any Units, Ordinary Shares, Warrants or Founder Shares or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Underwritten Securities in accordance with the terms of this Agreement, (2) issue and sell the Private Placement Warrants, (3) issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof, (4) register with the Commission pursuant to the Registration and Shareholder Rights Agreement, in accordance with the terms of the Registration and Shareholder Rights Agreement, the resale of the Founder Shares and the Private Placement Warrants (and any Ordinary Shares issued or issuable upon the conversion or exercise of any such Founder Shares or Private Placement Warrants) and (5) contract to sell, and issue Ordinary Shares and other securities, in connection with the completion of an Initial Business Combination or (y) release the Sponsor or any officer, director or director nominee from the 180-day lock-up contained in the Letter Agreement; provided that the foregoing restrictions shall not apply to the forfeiture of any Founder Shares pursuant to their terms or any transfer of Founder Shares to a current or future independent director of the Company (as long as such current or future independent director is subject to the terms of the Insider Letter with respect to such Founder Shares at the time of such transfer; and as long as, to the extent any Section 16 of the Exchange Act reporting obligation is triggered as a result of such transfer, any related Section 16 of the Exchange Act filing includes a practical explanation of the transfer).

(h)          No Stabilization or Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i)           Payment of Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on Nasdaq; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several U.S. States (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including reasonable and documented FINRA-related fees and expenses of the Underwriters’ legal counsel up to $25,000); (viii) the transportation and other expenses incurred by or on behalf of Company and its officers in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j)           Use of Free Writing Prospectus. The Company agrees that it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(k)          Maintenance of Registration. For a period of at least five years from the Effective Date, or until such earlier time upon which the Company or Trust Account is required to be liquidated, the Company will use its best efforts to maintain the registration of the Units, Ordinary Shares and Warrants under the provisions of the Exchange Act (except in connection with a going private transaction after the completion of an Initial Business Combination). The Company will not deregister the Units, Ordinary Shares and Warrants under the Exchange Act (except in connection with a going private transaction after the completion of an Initial Business Combination) without the prior consent of the Representatives.

(l)           Form 8-K. The Company has retained its registered independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering. As soon as the Audited Financial Statements become available, the Company shall promptly, but not later than four Business Days after the Closing Date, file the Closing Form 8-K with the Commission, which report shall contain the Company’s Audited Financial Statements. Additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the over-allotment option, unless the receipt of such proceeds are reflected in the Current Report on Form 8-K referenced in the immediately prior sentence, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(m)         Review of Financial Statements. For a period commencing on the Effective Date and ending five years from the date of completion of an Initial Business Combination or until such earlier time that the Company or Trust Account is required to be liquidated or the Ordinary Shares and the Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(n)          Publicly Available Statements and Reports. For a period of five years from the Effective Date or until such earlier time that the Company or Trust Account is required to be liquidated or the Ordinary Shares and the Warrants cease to be publicly traded, the Company will furnish to the Representatives such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company as the Representatives may from time to time reasonably request. Any financial statements and reports filed on the Commission’s EDGAR website will be considered furnished for purposes of this section.

(o)          Affiliate Transactions. Except as disclosed in the Registration Statement, the Company shall not pay the Sponsor, any of the Company’s directors or officers, or their affiliates any fees or compensation of any kind (including finder’s and consulting fees, except as otherwise disclosed in the Registration Statement) for services rendered to the Company prior to, or in connection with, the completion of the Initial Business Combination.

(p)          Net Proceeds. The Company will apply the net proceeds received by it from the offering of the Securities and the sale of the Private Placement Warrants in a manner consistent with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(q)          Notice to FINRA.

(1)          For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services or has provided or will provide any investment banking, financial advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Initial Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering.

(2)          The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of Securities.

(3)          The Company shall advise FINRA, the Representatives and their counsel of any merger with, or acquisition of, a Member, or if the Company otherwise becomes a Member, and shall furnish information related thereto to the Corporate Financing Department of FINRA for its review.

(r)           Investment Company. The Company shall cause the proceeds of the offering of the Securities and the sale of Private Placement Warrants to be held in the Trust Account to be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company completes the Initial Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

(s)           Assistance Disclosure. The Company agrees that proper disclosure of any arrangement or potential arrangement that the Company has with any person or entity to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services or investment banking, financial, advisory and/or consulting services will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable. To the extent that the Company discloses arrangements with respect to any of the Representatives, the Company will provide the applicable Representative with an opportunity to review and comment on any such tender offer materials or proxy statement.

(t)           Reservation of Shares. The Company will reserve and keep available that maximum number of its authorized but unissued securities which are issuable upon the exercise of any of the Warrants included in the Units or the Private Placement Warrants outstanding from time to time and the conversion of the Founder Shares.

(u)          Issuance of Shares. Prior to the completion of the Initial Business Combination, the Company shall not issue any Ordinary Shares, Warrants or any options or other securities convertible into Ordinary Shares, or any preference shares, in each case, which would entitle the holders thereof to (i) receive funds from the Trust Account or (ii) vote as a class with the Public Shares (a) on the Initial Business Combination or on any other proposal presented to shareholders prior to or in connection with the completion of an Initial Business Combination or (b) to approve an amendment to the Company’s amended and restated memorandum and articles of association to (x) extend the time the Company has to complete an Initial Business Combination beyond 15 months from the closing of the Offering (or 18 months from the closing of this Offering, if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial Business Combination within 15 months from the closing of the Offering but has not completed its initial Business Combination within such 15-month period) or (y) amend the foregoing provisions.

(v)          Review of Expenses. Prior to the completion of an Initial Business Combination or the liquidation of the Trust Account, the Company’s audit committee will review on a quarterly basis all payments made to the Sponsor, to the Company’s officers or directors, or their affiliates.

(w)          Rule 419. The Company agrees that it will use its commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the completion of the Initial Business Combination, including, but not limited to, using its commercially reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(x)          Internal Controls. To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y)          Sarbanes-Oxley; Nasdaq Listing Standards. As soon as legally required to do so, the Company and any of its directors and officers, in their capacities as such, shall take all actions necessary to comply with any applicable provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with Nasdaq’s Listing Standards.

(z)           No Violation of Amended and Restated Memorandum and Articles of Association. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated memorandum and articles of association.

(aa)         Transfer and Warrant Agent. For a period commencing on the Effective Date and ending five years from the date of the completion of the Initial Business Combination or until such earlier time at which the company is required to be liquidated or the Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(bb)        Initial Business Combination.

(1)          Trust Account Waiver Acknowledgment. The Company will seek to have all vendors, service providers (other than independent accountants), prospective target businesses or other entities with which it does business execute agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to the Company than any alternative.

(2)          Initial Business Combination/Distribution Procedure. The Company may complete the Initial Business Combination and conduct redemptions of Ordinary Shares for cash upon completion of such Initial Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the Initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the completion of the Initial Business Combination to redeem the Ordinary Shares held by such shareholder, at a per-share price, payable in cash, equal to (A) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the completion of the Initial Business Combination representing (x) the proceeds held in the Trust Account from the offering of the Securities and the sale of the Private Placement Warrants and (y) any interest earned on the funds held in the Trust Account not previously released to pay income taxes, divided by (B) the total number of Ordinary Shares sold as part of the Units in the offering of Securities (the “Public Shares”) then outstanding. In the event the Company conducts redemptions pursuant to the tender offer rules, the Company’s offer to redeem will remain open for at least 20 Business Days, in accordance with Rule 14e-1(a) under the Exchange Act, and the Company will not be permitted to complete the Initial Business Combination until the expiration of the tender offer period. If a shareholder vote is required by applicable law or stock exchange listing requirement in connection with the Initial Business Combination or the Company decides to hold a shareholder vote for business or other reasons, the Company will submit such Initial Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the Initial Business Combination Vote, the holders of the Founder Shares have agreed to vote all of the Founder Shares and to vote any other Ordinary Shares purchased during or after the Offering in favor of the Company’s Initial Business Combination. If the Company seeks shareholder approval of the Initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per-share redemption price (the “Redemption Price”) equal to (i) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the completion of the Initial Business Combination representing (1) the proceeds held in the Trust Account from the offering of the Securities and the sale of the Private Placement Warrants and (2) any interest earned on the funds held in the Trust Account not previously released to pay income taxes, divided by (ii) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the Initial Business Combination, the Company may proceed with such Initial Business Combination only if a majority of the outstanding shares voted by shareholders are voted to approve such Initial Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Shareholder who validly and affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Initial Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an Initial Business Combination, and the Company shall pay no distributions with respect to any other holders of shares of the Company in connection therewith. In the event that the Company does not effect an Initial Business Combination within 15 months from the closing of the Offering (or 18 months from the closing of this Offering, if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial Business Combination within 15 months from the closing of the Offering but has not completed its initial Business Combination within such 15-month period) or such later date as has been approved pursuant to a valid amendment to the Company’s amended and restated memorandum and articles of association, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay income taxes, if any (less up to $100,000 of interest to pay winding up and dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, wind up and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Securities shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of the Company. The Sponsor and the Company’s executive officers, directors and director nominees will not propose any amendment to the Company’s amended and restated memorandum and articles of association to modify the substance or timing of the Company’s obligation to provide holders of the Ordinary Shares the right to have their shares redeemed in connection with the Initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete the Initial Business Combination within 15 months from the closing of this Offering (or 18 months from the closing of this Offering, if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial Business Combination within 15 months from the closing of the Offering but has not completed its initial Business Combination within such 15-month period), unless the Company provides its Public Shareholders with the opportunity to redeem their Ordinary Shares upon approval of any such amendment, as described in the Statutory Prospectus and Prospectus.

(3)          In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (the “Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the completion of the Initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Initial Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(cc)         Deferred Compensation. Upon the completion of the Initial Business Combination, the Company will pay to the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of this offering of the Securities held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to complete its Initial Business Combination within 15 months from the closing of the Offering (or 18 months from the closing of this Offering, if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial Business Combination within 15 months from the closing of the Offering but has not completed its initial Business Combination within such 15-month period) (or later if the Public Shareholders approve an amendment to the Company’s amended and restated memorandum and articles of association extending such deadline), the Deferred Discount will not be paid to the Underwriters and will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such liquidation distribution, the Underwriters will forfeit any rights or claims to the Deferred Discount including any accrued interest thereon.

(dd)        The Company will use commercially reasonable efforts to effect, for a period commencing on the Effective Date and ending at least five years from the date of the completion of the Initial Business Combination or until such earlier time at which the liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, and maintain the listing of the Securities, Ordinary Shares and Warrants on Nasdaq (or another national securities exchange).

(ee)         If at any time following the distribution of any Written Testing-the-Waters Communication, any event or development occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will: (i) notify the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, such Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(ff)          The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Act and (b) completion of the 180-day restricted period referred to in Section 5(g) hereof.

(gg)         Upon the earlier to occur of the expiration or termination of the Underwriters’ over-allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor, in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 937,500 by (b) a fraction, (i) the numerator of which is 3,750,000 minus the number of Option Securities purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 3,750,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise effect the forfeiture of the Founder Shares pursuant to this paragraph (gg).

(hh)        The Company will deliver to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Promissory Note, the Administrative Services Agreement, the Registration and Shareholder Rights Agreement and the Letter Agreement.

(ii)          In no event will the amounts payable by the Company under the Administrative Services Agreement be more than $5,000 per month in the aggregate for office space, secretarial and administrative services until the earlier of the date of the completion of the Initial Business Combination or until the time that the Company is required to be liquidated.

6.            Conditions to the Obligations of the Underwriters.

The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           Filing of Prospectus; No Stop Order. The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been instituted or threatened.

(b)          Opinion and Negative Assurance Letter of U.S. Counsel for the Company. The Company shall have requested and caused Linklaters LLP, U.S. counsel for the Company, to have furnished to the Representatives its opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c)           Opinion of Cayman Islands Counsel for the Company. The Company shall have requested and caused Walkers, Cayman Islands counsel for the Company, to have furnished to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d)          Opinion and Negative Assurance Letter of Counsel for the Representatives. The Representatives shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions and a negative assurance letter, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(e)           Officers’ Certificate. The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(1)          the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(2)          no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(3)          since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, management, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f)           Director’s Certificate. The Company shall have furnished to the Representatives a certificate signed by a Director of the Company, dated the Closing Date, certifying (i) that the Company’s amended and restated memorandum and articles of association are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the offering of the Securities contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the executive officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(g)           Comfort Letters. The Company shall have requested and caused Marcum to have furnished to the Representatives, at the Execution Time and on the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder, and that they have performed a review of the financial statements of the Company included in the Registration Statement, Statutory Prospectus and the Prospectus, provided that the cutoff date shall not be more than two Business Days prior to such Execution Time or Closing Date, as applicable, and stating in effect that:

(1)          in their opinion the financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(2)          they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, including the information set forth under the captions “Dilution” and “Capitalization” in the Statutory Prospectus and the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation; and

(3)          statements as to such other matters incident to the transaction contemplated hereby as the Representatives may reasonably request.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)          Material Change. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (1) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (2) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, management, earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (1) or (2) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

(i)           Further Information. Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)           FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(k)          Nasdaq. The Securities shall be duly listed subject to notice of issuance on the Nasdaq, satisfactory evidence of which shall have been provided to the Representatives.

(l)           Letter Agreement. On the Closing Date, the Company shall have furnished to the Representatives the Letter Agreement, substantially in the form filed as exhibits to the Registration Statement (as the same may be amended or supplemented from time to time) from the Sponsor and any officer or director of the Company.

(m)         Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Securities Subscription Agreement, the Private Placement Warrants Purchase Agreement, the Promissory Note, the Administrative Services Agreement, the Registration and Shareholder Rights Agreement and the Letter Agreement.

(n)          No Broker’s Fee. On the Closing Date, the Company shall have requested and caused the Sponsor and the Company’s directors and executive officers to have executed and furnished to the Representatives a certificate, dated the Closing Date and addressed to the Representatives, to the effect that, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Sponsor or the Company’s directors or executive officers with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings by the Sponsor or the Company’s directors or executive officers that may affect the Underwriters’ compensation, as determined by FINRA.

(o)          Trust Account. On the Closing Date, the Company shall have furnished to the Representatives one or more certificates signed by an authorized officer of the Trustee to the effect of certifying that $255,000,000 shall have been deposited in the Trust Account.

(p)          No Stop Orders. No order preventing or suspending the sale of the Securities in any jurisdiction designated by the Representatives shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, negative assurance letters and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at 2 London Wall Place, London EC2Y 5AU, United Kingdom, Attention: Pierre-Marie Boury and David Gottlieb, unless otherwise indicated herein, on the Closing Date.

7.            Reimbursement of Underwriters’ Expenses.

If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.            Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, any road show (as defined in Rule 433(h) under the Act) or any Testing-the-Waters Communication, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 8(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page of Preliminary Prospectus and Prospectus regarding delivery of the Units, and (ii) in the section entitled “Underwriting” of the Preliminary Prospectus, the Statutory Prospectus and Prospectus, the 16th and 17th paragraphs concerning the purchase and sale of Units in the open market and other stabilizing transactions by the underwriters and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus and the Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) of this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) of this Section 8. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.            Default by an Underwriter.

If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the remaining Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to you to purchase said Underwritten Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 9, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination.

This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Ordinary Shares or Warrants shall have been suspended by the Commission or Nasdaq, the Company shall not have obtained authorization for quotation of the Units, Ordinary Shares or Warrants on Nasdaq (or successor trading market), or trading in securities generally on Nasdaq or the New York Stock Exchange (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on any such exchange or trading market, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto).

11.          Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (fax no.: +1 (646) 291-1469) and VTB Capital plc, 14 Cornhill, London EC3V 3ND, United Kingdom, Attention: Marcus Brown (fax no.: +44 (0) 20 3334 8900), and confirmed to Cleary Gottlieb Steen & Hamilton LLP, 2 London Wall Place, London EC2Y 5AU, United Kingdom, Attention: Pierre-Marie Boury and David Gottlieb (fax no.: +44 20 7600-1698 ); or, if sent to the Company, will be mailed, delivered or telefaxed to Emerging Markets Horizon Corp., 30 Ekaterinis Kornarou Street, 3rd floor, Stovolos 2024, Nicosia, Cyprus, Attention: Riccardo Orcel, and confirmed to Linklaters LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Jeffrey C. Cohen and Matthew S. Poulter (fax no.: +1 212 903 9100).

13.          Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons and their affiliates referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.          No Fiduciary Duty.

The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any of them may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

15.          Integration.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16.          Applicable Law.

This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.          Jurisdiction.

The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

18.          Waiver of Jury Trial.

The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          Counterparts.

This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act, the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.          Contractual Recognition of Bail-In.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between the VTB Capital plc and any other party to this Agreement, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority and acknowledges, accepts, and agrees to be bound by:

(a)           the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of VTB Capital plc to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(1)          the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(2)          the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of VTB Capital plc or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(3)          the cancellation of the UK Bail-in Liability; or

(4)          the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)          the variation of the terms of this Agreement relating to such UK Bail-in Liability, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

21.          Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22.          Headings.

The section headings used herein are for convenience only and shall not affect the construction hereof.

23.          Definitions.

The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean the preliminary prospectus referred to in Section 1(a) and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a), including exhibits and financial statements and any information deemed part of such registration statement pursuant to Rule 430A, as amended or supplemented at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 419”, “Rule 424(b)”, “Rule 430A”, “Rule 430B”, “Rule 433” and “Rule 462(b)” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the Offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the Offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated November 29, 2021, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, as Representatives, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

EMERGING MARKETS HORIZON CORP.

By:	/s/ Riccardo Orcel
Name: Riccardo Orcel
Title: CEO

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Pavan Bellur
Name: Pavan Bellur
Title: Managing Director

For itself and on behalf of LADENBURG THALMANN & CO INC. listed in Schedule I to the foregoing agreement

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

VTB CAPITAL PLC

By: /s/ Alexander Metherell
Name: Alexander Metherell
Title: Authorised Signatory

By: /s/ N. Stasyuk
Name: N. Stasyuk
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	12,000,000
VTB Capital plc	12,000,000
Ladenburg Thalmann & Co Inc.	1,000,000
Total	25,000,000

SCHEDULE II

Time of Delivery Information

1.	The initial price to the public of the Securities: $10.00 per Unit.
2.	Number of Underwritten Securities offered: 25,000,000
3.	The Company has granted an option to the Underwriters to purchase an aggregate of not more than 3,750,000 Option Securities.
4.	The Sponsor has agreed to purchase additional Private Placement Warrants in a private placement that will occur simultaneously with the consummation of the Offering.

SCHEDULE III

Written Testing-the-Waters Communications

Reference is made to the material used in the testing-the-water presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Act.